Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Select Energy Services
Chris George - SVP, Corporate Development, Investor Relations & Sustainability and Treasurer
(713) 296-1073
IR@selectenergy.com

Dennard Lascar Investor Relations
Ken Dennard
713-529-6600
WTTR@dennardlascar.com

SELECT ENERGY SERVICES ENHANCES ITS FINANCIAL STRENGTH AND SUSTAINABILITY LEADERSHIP THROUGH EXTENSION OF CREDIT FACILITY WITH SUSTAINABILITY-LINKED PRICING

Sustainability-Linked Loan Facility extended through March 2027, providing up to $270 million of asset-based liquidity

Innovative pricing structure prioritizes increasing recycled water volumes and delivering superior employee safety performance

Demonstrates Select’s commitment to partnering with customers to provide sustainable water recycling and reuse solutions in a safety-focused environment

HOUSTON, TX – March 17, 2022 – Select Energy Services, Inc. (NYSE: WTTR) (“Select” or “the Company”), a leading provider of sustainable full life cycle water and chemical solutions to the U.S. unconventional oil and gas industry, today announced that it has successfully transitioned its existing Asset-Backed Loan facility into a Sustainability-Linked Loan facility, while extending the facility through March of 2027. Under the terms of the amended facility, Select will receive pricing benefits for achieving ambitious targets associated with escalating volumes of produced water recycled through its fixed facilities and operating substantially more safely than industry peers, or pay higher fees for failing to hit those targets.

John Schmitz, Select’s Chairman, President and CEO, stated, “We take our leadership in providing sustainable full life cycle water and chemical solutions seriously, and embrace new accountability to expand this leading position. Safety has long been a core value at Select, as exemplified by our continued outperformance of industry figures. We always seek continuous improvement across all of our operations through training, investments in technology, and novel incentive programs. This facility is one more way we are investing in safety and holding our organization accountable.

“Additionally, we place the utmost importance on safe, environmentally responsible management of water throughout the lifecycle of a well. Accordingly, we believe that responsibly managing water resources through our operations to help conserve and protect the environment in the communities in which we operate is paramount to our continued success. Water recycling reduces stress on arid regions as well as limits environmental risk in regions with potential seismic activity.

It’s a growing focus of our customers, and we have invested substantial dollars developing new recycling facilities over the past 18 months. We continue to see strong opportunities to work with new and existing customers to build additional facilities and expand existing networks, and we have committed to aggressive annual growth targets to deliver a doubling of our volumes of recycled produced water we deliver to these customers in the coming years,” Schmitz concluded.

Nick Swyka, Select’s Senior Vice President and Chief Financial Officer, added “This credit facility extends our robust liquidity profile well into the future, providing us with the continued confidence to make the accretive investments in water recycling our customers are seeking. The sustainability targets we have committed to reflect not only our dedication to furthering employee safety and environmental stewardship, but also to increasing our investments in water recycling, a core strategic growth area for our business. We appreciate our financial lenders’ support in broadening the scope of our existing credit facility to embrace these concepts in a first-of-its-kind credit facility for the oilfield services industry.”

The Lead Arranger for the facility was Wells Fargo Bank, N. A., with Bank of America, N. A. acting as Joint Lead Arranger and Joint Bookrunner. Wells Fargo Capital Finance, LLC acted as Sustainability Structuring Agent. Amegy Bank, Royal Bank of Canada, Cadence Bank and BOK Financial each serve as additional Lenders in the facility.

About Select Energy Services, Inc.

Select Energy Services is a leading provider of sustainable full life cycle water and chemical solutions to the unconventional oil and gas industry in the United States. Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, gathering and disposal. Select also develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well. Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the United States. For more information, please visit Select’s website, http://www.selectenergy.com.

Advisors

Vinson & Elkins LLP acted as legal counsel to Select in connection with the credit facility.